UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2017, Preferred Apartment Communities, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Deutsche Bank Securities Inc., as representative of the underwriters named in the Underwriting Agreement (the "Underwriters") with respect to the underwritten public offering (the "Offering") of 2,750,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock"), at a public offering price of $15.25 per share, which was determined in negotiations with the Underwriters based on the closing price per share of the Common Stock on May 8, 2017. On May 8, 2017, the closing price of our common stock on the NYSE was $15.87 per share. The Company expects to consummate the Offering of the Shares, and the Underwriters expect to deliver the shares of Common Stock to purchasers, on or about May 12, 2017. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to 412,500 additional shares of Common Stock.

The net proceeds of the Offering to the Company are estimated to be approximately $40.2 million, after deducting underwriting discounts and commissions and before estimated expenses of the Offering (or approximately $46.2 million if the Underwriters exercise their option to purchase additional shares of Common Stock in full).  The Company intends to use the net proceeds from the Offering, including net proceeds from any exercise by the Underwriters of their option to purchase additional shares of Common Stock, to repay outstanding indebtedness under the Company’s existing senior secured revolving credit facility, and any remainder for other general corporate purposes, including making investments in accordance with the Company’s investment objectives.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The consummation of this Offering is subject to customary conditions.

The offering of the Shares was conducted pursuant to the Company's effective shelf registration statement filed with the Securities and Exchange Commission (the "SEC") on Form S-3 (File No. 333-211178).  A prospectus supplement relating to the Offering has been filed with the SEC.

The foregoing summary is qualified by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

1.1	Underwriting Agreement dated as of May 8, 2017 between Preferred Apartment Communities, Inc. and Deutsche Bank Securities Inc., as representative of the Underwriters named therein.
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: May 12, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary